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                                                                    EXHIBIT 99.1


                 [LETTERHEAD OF WASHINGTON GROUP INTERNATIONAL]

                                October 16, 2000

                  WASHINGTON GROUP INTERNATIONAL TO POST THIRD
                      QUARTER RESULTS ON OCTOBER 23, 2000


     BOISE - Washington Group International (NYSE:WNG) today announced that because of the scope and size of its ongoing review of all major Raytheon Engineers & Constructors projects the company acquired on July 7, 2000, it intends to delay until Monday, October 23, 2000, its third quarter earnings announcement.

     The company also announced that Anthony S. Cleberg, the company's Chief Financial Officer, has resigned to take a position with a manufacturing firm in
the Midwest on November 1, 2000.   The company is conducting a national
executive search and expects to name a new Chief Financial Officer soon.

     "We have made significant strides in implementing company-wide information platforms, and now have in place a strong cadre of corporate financial executives and Chief Financial Officers in each of our five operating units," said Mr. Cleberg.

     "I support the strategic direction and leadership position the Washington Group is taking. I am motivated by the challenges of a new industry and the opportunity to return to the Midwest and the confidence I have in Washington's financial organization make this an appropriate time to embark on a new path."

          "Since joining the company in 1997, Tony has been instrumental in further enhancing the power of our financial systems and developing a team of financial executives of the highest caliber," said Stephen G. Hanks, Washington President. "I share Tony's confidence in the strong team of financial executives within the Washington Group, thank him for his service and wish him the very best in his new career."

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          Washington Group International, Inc. is an international engineering and construction firm with more than $5 billion in annual revenues and a backlog of more than $6.0 billion. With more than 38,000 employees at work in more than 40 countries, the company serves the energy, environmental, government, heavy-civil, industrial, mining, nuclear-services, operations and maintenance, petroleum and chemicals, process, pulp and paper, transportation, and water-resources markets as an engineer, constructor, program manager and developer.

     In conjunction with Washington Group's third quarter earnings announcement, members of the public are invited to listen to the company's live quarterly conference call on the Internet Monday, October 23, 2000 at 10 a.m. EDT, with Dennis Washington, Chairman and Chief Executive Officer, Steve Hanks, President; Reed Brimhall, Senior Vice President, Controller; Frank Finlayson, Vice President & Treasurer; and Brent Brandon, Vice President - Investor Relations. Interested members of the public may listen to the call via a live webcast available on the company's home page: http://www.wgint.com.
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     The company anticipates that third quarter financial results will be released over Business Wire before the market opens on Monday, October 23, 2000. The press release will also be posted on the company's Web site.

Summary

Event: Washington Group's Third Quarter Results Webcast

Date: October 23, 2000

Time: 10 a.m. EDT (7 a.m. PDT)

                                     # # #

This news release contains forward-looking statements within the meaning of the private securities litigation reform act of 1995, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, the future results of the ongoing review of the RE&C project carrying values, the successful integration of RE&C and possible changes or developments in social, economic, business industry, market, legal, and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.

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